NEWS RELEASE
For Immediate Release:
March 23, 2022

Sterling Publishes Its 2022 Sustainability Report

THE WOODLANDS, TX – March 23, 2022 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”), an industry leader specializing in E-infrastructure, Building and Transportation Solutions, today announced it has published its 2022 Sustainability Report. The report is included in the Sterling Way (ESG) section of the Company's website at https://www.strlco.com/sustainability and reflects the Company's Environmental, Social and Governance (ESG) related activities, including sustainability efforts and initiatives.
Sterling continues to perform its internal reviews following ESG frameworks, including the Task Force on Climate-related Financial Disclosures and others. The assessment involves recommendations to evaluate and disclose climate-related information and to facilitate the incorporation of such information into our financial filings. We expect to continue the implementation of the recommendations in 2022.
CEO Remarks
“As the strategic vision we began in 2016 continues to drive our transformational journey, so does our passion for incorporating solutions for the betterment of our society. The entrepreneurial spirit and customer-centric culture that deliver consistent value to our stakeholders also contribute to our role as an organization that takes corporate responsibility to heart,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “The Sterling Way has always been about taking care of our people, our communities, our customers and our investors,” he added.
Mr. Cutillo concluded, “Our commitment to publicly share our sustainability practices, goals and initiatives began in 2019 with our first ESG report. Today, we are making another major stride forward by publishing our 2022 Sustainability Report. Protecting the environment and performing ethically and transparently through strong governance are just some of the ways The Sterling Way guides everything we do.”
About Sterling
Sterling Construction Company, Inc. operates through a variety of subsidiaries within three segments specializing in Transportation, E-Infrastructure and Building Solutions in the United States (the “U.S.”), primarily across the Southern, Northeastern and Mid-Atlantic U.S., the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, light rail, water, wastewater and storm drainage systems. E-Infrastructure Solutions projects develop advanced, large-scale site development systems and services for data centers, e-commerce distribution centers, warehousing, transportation, energy and more. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.

Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

Forward-Looking Statements
This press release includes certain statements that fall within the definition of “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer (281) 214-0777	Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA (212) 836-9626